EXHIBIT 12.1

                  ENZON PHARMACEUTICALS, INC. AND SUBSIDIARIES
                       Ratio of Earnings to Fixed Charges
                                 (in thousands)

                                                          Years ended June 30,
                                        --------------------------------------------------------
                                          2004        2003        2002        2001        2000
                                        --------    --------    --------    --------    --------
Income (loss) from continuing
   operations before income taxes       $  4,469    $ 45,949    $ 36,683    $ 11,013    ($ 6,306)
Add:
   Fixed Charges                          20,275      20,244      20,109         557         352
Less:
   Capitalized interest                                   --          --          --          --
                                        --------    --------    --------    --------    --------
Earnings,  as adjusted                  $ 24,744    $ 66,193    $ 56,792    $ 11,570    $ (5,954)
                                        ========    ========    ========    ========    ========

Fixed charges:
   Interest (gross)                     $ 19,829    $ 19,828    $ 19,829    $    275    $      4
   Portion of rent representative of
          the interest factor                446         416         280         282         348
                                        --------    --------    --------    --------    --------
Fixed charges                           $ 20,275    $ 20,244    $ 20,109    $    557    $    352
                                        --------    --------    --------    --------    --------
Deficiency of earnings available
          to cover fixed charges             N/A         N/A         N/A         N/A    $ (6,306)
                                        ========    ========    ========    ========    ========

Ratio of earnings to fixed charges           1:1         3:1         3:1        21:1         N/A


                                      E-41